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                                                                EXHIBIT 10.8

                               PROMISSORY NOTE

Face Amount:  $30,000.00                                    Cameron, Wisconsin
                                                              February 1, 1997


     FOR VALUE RECEIVED, Jon Luikart ( the "Maker") promises to pay to the order of Primegg, Ltd., a Delaware corporation (the "Holder"), the principal sum of Thirty Thousand and no/100 Dollars ($30,000.00) with interest and on the terms and conditions set forth below:

     1. Interest shall accrue on the unpaid principal balance hereof at the rate of six percent (6%) per annum.

     2. The outstanding principal of this Note and any then accrued interest shall be due and payable by the Maker in a single lump on February 1, 2007.

     3. The Maker may prepay all or any portion of this Note at any time without penalty. Prepayments shall be applied first to accrued but unpaid interest and then to principal.

     4. The Maker agrees to pay the costs of collection, including attorneys' fees, in the event that this Note is not paid when due.

     5. The Maker waives demand, presentment, notice of dishonor and all other notices in connection with any default hereunder.

     6. This Note is governed by the laws of the State of Wisconsin, exclusive of its conflict of laws rules.

     IN WITNESS WHEREOF,  the Maker has hereunto affixed his signature.


                                                /s/ JON E. LUIKART
                                                -------------------
                                                Jon E. Luikart